UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2021, Predictive Oncology Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement, dated 21, 2021 (the “Agreement”) with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 3,414,970 shares (the “Shares”) of its common stock, at a purchase price of $1.20 per share, for gross proceeds of $4,097,964. Predictive Oncology has also agreed to issue to the Purchasers unregistered warrants to purchase up to an aggregate of 1,707,485 shares of common stock. The warrants have an exercise price equal to $1.37 per share, are exercisable immediately upon issuance and will expire five and one-half years from the issuance date.

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds received in the Offering and a management fee equal to 1.0% of the gross proceeds received in the Offering. The Company also agreed to pay the placement agent for $65,000 for non-accountable expenses and $15,950 for clearing fees. The Engagement Letter contains indemnification, representations, warranties, conditions precedent to closing and other provisions customary for transactions of this nature.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to grant the Placement Agent or its designees warrants to purchase an aggregate of up to of 256,123 shares of its common stock (which represents 7.5% of the Shares sold to investors in the offering) at an exercise price equal to 125% of the public offering price of the Shares in the offering, or $1.50. These warrants shall expire on January 21, 2026.

The Engagement Letter, form of Warrant and the Securities Purchase Agreement are filed as Exhibits 1.1, 4.1 and 10.1, respectively, and are incorporated into this Current Report on Form 8-K by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof. The press release announcing the Offering is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The Company currently intends to use the net proceeds from the offering for working capital purposes.

Shares sold under the Agreement will be offered and sold pursuant to the Company’s Registration Statement on Form S-3, which was initially filed on October 3, 2019, and amended on December 19, 2019 and which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 20, 2019 (Registration No. 333-234073) (the “Registration Statement”) and a prospectus supplement that the Company has filed with the SEC relating to the Shares.

The opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. Neither the warrants issued to the investors or the Placement Agent nor the shares issuable pursuant to these warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities has not and will not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Engagement Letter (incorporated by reference to Form 8-K filed January 12, 2021)
4.1	Form of Warrant
5.1	Opinion of Maslon LLP
10.1	Form of Securities Purchase Agreement, dated January 21, 2021, by and between Predictive Oncology Inc. and certain Purchasers
23.1	Consent of Maslon LLP (contained in Exhibit 5.1).
99.1	Press Release

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: January 26, 2021